RESTRICTED STOCK UNIT AGREEMENT

Participant:

Grant Date:

Number of Restricted Stock Units:

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is entered into as of the Grant Date set forth above by and between Agilysys, Inc., a Delaware corporation (the “Company”), and the Participant set forth above (“you” or the “Participant”).

1.
Award.
(a)
Award. The Company hereby grants you on the Grant Date an award (the “Award”) consisting of the aggregate number of Restricted Stock Units set forth above (the “Restricted Stock Units”) subject to the terms and conditions set forth in this Agreement and the Agilysys, Inc. 2024 Equity Incentive Plan, as amended from time to time (the “Plan”). The Restricted Stock Units relate on a one-for-one basis to Common Shares (or, if determined in the discretion of the Committee, the right to receive a cash amount equal to the Fair Market Value of one Common Share). This Award is granted to you in consideration of the services you will render to the Company and its Affiliates and is made pursuant to the Plan.
(b)
Account. The Restricted Stock Units shall be credited to a separate account maintained for you on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.
2.
Restricted Period; Vesting.
(a)
Vesting – Generally. The Restricted Stock Units will vest and the Restricted Period shall lapse with respect to the number of Restricted Stock Units, as follows, subject to the other terms and conditions of this Agreement, including that you remain in Continuous Service as of each of the specified dates below:

The period over which the Restricted Stock Units vest is referred to as the “Restricted Period.” Once vested, the vested Restricted Stock Units become “Vested Units.”

(b)
Vesting – Death or Disability. The foregoing vesting schedule and requirements notwithstanding, if your Continuous Service is terminated due to your Disability or death, 100% of the unvested Restricted Stock Units shall vest and become Vested Units and the Restricted Period shall lapse as of the date of such termination.

(c)
Vesting - Change in Control. The foregoing vesting schedule and requirements notwithstanding, in the event of a Change in Control, if your Continuous Service is terminated within twenty-four (24) months following the closing date of the Change in Control due to the termination of your Continuous Service by the Company, an Affiliate or any successor thereto without Cause, 100% of the unvested Restricted Stock Units shall vest and become Vested Units and the Restricted Period shall lapse as of the date of your termination of Continuous Service.
(d)
Termination of Continuous Service. Subject to Section 2(b) and 2(c), if your Continuous Service terminates for any reason at any time before the vesting of any portion of your Restricted Stock Units, your unvested Restricted Stock Units shall be automatically forfeited on the date of your termination of Continuous Service.
3.
Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, until the Restricted Stock Units become Vested Units in accordance with Section 2 and are settled in accordance with Section 5, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by you. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by you and all your rights to such Restricted Stock Units shall immediately terminate without any payment or consideration by the Company.
4.
Rights as Shareholder; Dividend Equivalents.
(a)
Rights as a Shareholder. Except as set forth in Section 4(b) below with respect to certain Dividend Equivalent rights, you shall have no rights of a shareholder, and will not be treated as an owner of any Common Shares issuable in settlement of this Restricted Stock Unit, except with respect to Common Shares that have been issued in settlement of any Restricted Stock Units.
(b)
Dividend Equivalents. If, prior to the applicable settlement date of the applicable Restricted Stock Units settled on such settlement date, the Company declares a cash or stock dividend on the Common Shares, then, on the payment date of the dividend, your Account shall be credited with Dividend Equivalents in an amount equal to the dividends that would have been paid to you if one Common Share had been issued on the Grant Date for each Restricted Stock Unit granted to you as set forth in this Agreement. Dividend Equivalents shall be subject to the same vesting terms and Restricted Period as the Restricted Stock Units to which they are attributable and shall be paid on the same settlement date that the Restricted Stock Units to which they are attributable are settled or paid in accordance with Section 5. Dividend Equivalents credited to your Account shall be distributed in cash or, at the discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of the Dividend Equivalents, if any.
5.
Settlement of Restricted Stock Units.
(a)
Settlement. Subject to Section 10, in the event that one or more Restricted Stock Unit vests and becomes a Vested Unit and the Restricted Period applicable to such Restricted Stock Unit lapses, the Company shall (i) issue and deliver to you the number of Common Shares equal to the number of Vested Units (or, in the Committee’s discretion, a lump sum cash payment equal to the Fair Market Value of such Common Shares) and (ii) a lump sum of cash equal to any

Dividend Equivalents credited with respect to such Vested Units, or, at the discretion of the Committee, Common Shares having a Fair Market Value equal to such Dividend Equivalents within forty-five (45) days following the date on which the applicable portion of the Restricted Stock Units vests and becomes a Vested Unit pursuant to Section 2 and in no event later than March 15th of the calendar year following the calendar year in which the applicable Restricted Stock Units vest and becomes a Vested Unit.
(b)
Forfeiture. To the extent that you do not vest in any Restricted Stock Units by the applicable vesting date, all interest in such Restricted Stock Units and any related Dividend Equivalents shall be forfeited. You will have no right with respect to any Restricted Stock Units or corresponding Dividend Equivalents that are forfeited pursuant to the terms of this Agreement.
(c)
Entry of Shares. On the applicable settlement date under Section 5(a), to the extent payment is made in Common Shares, the Company will deliver to you (or in the case of your death, to your beneficiary) the Common Shares (rounded down to the nearest full share) by entering such shares in book-entry format.
6.
Effect of Corporate Reorganization or Other Changes Affecting Number or Kind of Shares. The provisions of this Agreement will be applicable to the Restricted Stock Units, Common Shares or other securities, if any, which may be acquired by you in connection with the Award of Restricted Stock Units as a result of a liquidation, recapitalization, reorganization, redesignation or reclassification, split-up, reverse split, merger, consolidation, dividend, combination or exchange of Restricted Stock Units or Common Shares, exchange for other securities, a sale of all or substantially all assets or the like. The Committee may appropriately adjust the number and kind of Restricted Stock Units, Common Shares or other securities described in this Agreement to reflect such a change provided that no such adjustment will result in the Award not complying with Code Section 409A.
7.
Nontransferability of Shares. Upon the acquisition of any Common Shares pursuant to this Agreement, if the Common Shares have not been registered under the Securities Act, they may not be sold, transferred or otherwise disposed of unless a registration statement under the Securities Act with respect to the Common Shares has become effective or unless you establish to the satisfaction of the Company that an exemption from such registration is available. You will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or this Agreement. You understand that the Company is under no obligation to register the Common Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange.
8.
Data Privacy
(a)
Personal Information. In connection with this Agreement and the grant of Restricted Stock Units, the Company and its Affiliates may collect, process, use and/or disclose personal information about you. Any such information will be collected, processed, used and/or disclosed in accordance with the privacy policy of the Company and its Affiliates, which may be made available to you upon request.

(b)
Transfer of Personal Information. In connection with this Agreement and the grant of Restricted Stock Units, the Company and its Affiliates may transfer any personal information referred to in Section 8(a) above outside, or within the country in which you work or are employed. You hereby give explicit consent to the transfer of any such personal information.
9.
Internal Revenue Code Section 409A. This Agreement and the compensation and benefits hereunder are intended to meet the requirements for exemption from coverage under Code Section 409A and shall be construed and administered accordingly. If the Company determines that any compensation or benefits awarded or payable under this Agreement may be subject to taxation under Code Section 409A, the Company shall have the authority to adopt, prospectively or retroactively, such amendments to this Agreement or to take any other actions it determines necessary or appropriate to exempt the compensation and benefits payable under this Agreement from Code Section 409A or meet the requirements of Code Section 409A. In no event, however, shall this Section 9 or any other provisions of the Plan or this Agreement be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or awards or payments under, this Agreement, and the Company shall have no responsibility for tax consequences of any kind to you (or any other person or entity), whether or not such consequences are contemplated at the time of entry into this Agreement, or result from the terms or operation of this Agreement. Notwithstanding anything to the contrary in the Agreement, in the event your Award is subject to Code Section 409A, if you are deemed a "specified employee" within the meaning of Code Section 409A at the time you becomes eligible for settlement or payment of the Restricted Stock Units as a result of your termination of your Continuous Service, then to the extent necessary to prevent any accelerated or additional tax under Code Section 409A, such settlement or payment will be delayed until the earlier of: (a) the business day following the date that is six months following the date of your termination of Continuous Service (determined without regard to any notice period) and (b) your death.
10.
Withholding; Tax Liability.
(a)
Withholding. You shall be required to pay to the Company and/or any Affiliate, and the Company and/or the Affiliate shall have the right to deduct from any compensation payable to you (or your beneficiary) pursuant to the Plan and this Award, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit you to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of any such means: (i) tendering a cash payment; (ii) if the Common Shares are listed on any established stock exchange or a national market system, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company and/or any Affiliate an amount equal to the tax required to be withheld by law (i.e., by means of a ‘cashless’ procedure); or (iii) authorizing the Company and/or any Affiliate to withhold Common Shares from the Common Shares otherwise issuable or deliverable to you as a result of the vesting of the Restricted Stock Units; provided, however, that no Common Shares shall be withheld with a value exceeding the amount of tax required to be withheld by Applicable Law.
(b)
Tax-Related Liability. Notwithstanding any action the Company and/or any Affiliate takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains your responsibility and the Company and its Affiliates (i) make no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or removal of restrictions with respect to the Restricted Stock Units or the subsequent sale of any shares; and (ii) do not commit to structure the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items.
(c)
Share Delivery. The Company shall not deliver any Common Shares to you until it is satisfied that all liabilities pertaining to Tax-Related Items have been paid or arrangements are in place to fulfil the same.
11.
No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed to grant you any right to remain in the Continuous Service with the Company or its Affiliates, or to be employed in any position therewith. The Plan and this Agreement do not constitute a contract of employment or service, and the Company and each Affiliate expressly reserves the right, at any time, to terminate your Continuous Employment free from liability, or any claim, under the Plan and this Agreement, except as may be specifically provided therein.
12.
Notices. All notices or other communications relating to the Plan and this Agreement as it relates to you shall be in writing, shall be deemed to have been made if personally delivered in return for a receipt or, if mailed, by regular U.S. mail, postage prepaid, by the Company to you at your address then on file with the Company. You are responsible for notifying the Company of a change in your address. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13.
Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to its conflict of laws principles.
14.
Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement. However, no such action may be inconsistent with the terms of the Plan or materially and adversely affect your rights without your written consent. Notwithstanding the foregoing, the Company may unilaterally amend this Agreement to comply with law, preserve favorable tax effects or avoid unfavorable tax effects for either of the parties.
15.
Effect of Waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.
16.
Severability. In the event of the invalidity of any part or provision of the Plan or this Agreement, such invalidity will not affect the enforceability of any other part or provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by Applicable Law.

17.
Successors and Legal Representatives. This Agreement will bind and inure to the benefit of the Company, its Affiliates and you and its and your respective beneficiaries, heirs, legatees, executors, administrators, estates, successors, assigns, legal representatives, guardians and caretakers.
18.
Transferability. The Award shall not be transferable by you other than by will or the laws of descent and distribution.
19.
No Further Liability. The liability of the Company, its Affiliates and the Committee under or in connection with this Agreement is limited to the obligations set forth herein and no terms or provisions of this Agreement shall be construed to impose any liability on the Company, its Affiliates, the Committee or their directors and employees in favor of any person or entity with respect to any loss, cost, tax or expense which the person or entity may incur in connection with or arising from any transaction related to this Agreement. No third-party beneficiaries are intended.
20.
No Impact on Other Benefits. The value of your Restricted Stock Units is not part of your normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
21.
Clawback. Pursuant to Section 14.2 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company or any Affiliate. By accepting this Restricted Stock Unit Award, you agree to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company or any Affiliate.
22.
The Plan. The Plan is hereby incorporated by reference and made a part of this Agreement for all purposes, and when taken together with this Agreement, shall govern the rights of you and the Company with respect to the Award. You irrevocably agree to, and accept, the terms, conditions and restrictions of the Plan and this Agreement on your own behalf and on behalf of any beneficiaries, heirs, legatees, guardians, representatives, successors and assigns. All capitalized terms used in this Agreement, unless otherwise defined, shall have the meaning ascribed to them under the Plan. In the event and to the extent of an express conflict or inconsistency among any of this Agreement, any written employment agreement with you then in effect, the provisions of the Plan, and any rules, regulations, and interpretations of the Plan adopted by the Committee, then the following order of priority shall control; (a) any written employment agreement then in effect, (b) the Plan, (c) any rules, regulations, and interpretations of the Plan adopted by the Committee, and (d) this Agreement; and to the extent that any other document controls this Agreement shall be deemed to be modified accordingly.
23.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and agree to the terms hereof as of the date first above written.

Company

___________________________________

Ramesh Srinivasan

President and Chief Executive Officer

Participant

___________________________________